UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

Barnes Aerospace, a business unit of Barnes Group Inc., has been awarded Pioneer Status by the Republic of Singapore's Ministry of Trade and Industry. The multi-year Pioneer Status provides tax benefits in exchange for capital investment and employment commitments for the production of aircraft turbine engine components for original equipment manufacturers and the spare parts market.

The tax benefits include approximately $1.5 million or $0.06 per diluted share for the periods prior to January 1, 2005 and are estimated at an additional $2.4 million or $0.10 per diluted share for the full year 2005.

This FD Disclosure contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company's periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by the Company; the Company's success in identifying and attracting customers in new markets; the Company's ability to develop new and enhanced products to meet customers' needs timely; the effectiveness of the Company's marketing and sales programs; uninsured claims; increased competitive activities that could adversely affect customer demand for the Company's products; the availability of raw materials at prices that allow the Company to make and sell competitive products; changes in economic, political and public health conditions worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; regulatory changes; the possibility of declines in the stock market; risks related to consolidation occurring in the Company's industries; risks related to dependence on government spending for defense-related products; the possibility of a downturn in the automotive industry; risks related to loss or delay in purchases by customers; risks related to pricing leverage of original equipment manufacturers; risks related to not realizing all sales expected from backlog or anticipated orders; the possibility of not recovering all up-front costs related to original equipment manufacturing programs and revenue sharing programs; risks related to cost overruns and losses on fixed-price contracts; and the possibilities of loss of key personnel, a shortage of skilled employees and labor problems.

The Company assumes no obligation to update any forward-looking statements contained in this release.

The information in this Current Report on 8-K and the exhibit attached hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing

Item 9.01	Financial Statements and Exhibits. Exhibit 99.1: Press Release issued September 6, 2005, announcing the special status for manufacturing in Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2005	BARNES GROUP INC.
(Registrant)

By: /s/ WILLIAM C. DENNINGER

William C. Denninger Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Document Description

99.1	Press Release, dated September 6, 2005